                                                      COMMISSION FILE NO. 1-8606

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K


                                   (MARK ONE)
                  [X] ANNUAL REPORT PURSUANT TO SECTION 15(D)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

                                       OR

                [_] TRANSITION REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                      FOR THE TRANSITION PERIOD FROM     TO

                         COMMISSION FILE NUMBER 1-8606

                           BELL ATLANTIC SAVINGS AND
                                 SECURITY PLAN

                            (NON-SALARIED EMPLOYEES)
            (FULL TITLE OF THE PLAN AND THE ADDRESS OF THE PLAN,
              IF DIFFERENT FROM THAT OF THE ISSUER NAMED BELOW)

                           BELL ATLANTIC CORPORATION
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
        (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN
             AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

BELL ATLANTIC
SAVINGS AND SECURITY PLAN







FINANCIAL STATEMENTS
DECEMBER 31, 1993 AND 1992

                    BELL ATLANTIC SAVINGS AND SECURITY PLAN

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

                                                                    PAGE(S)
FINANCIAL STATEMENTS:                                               -------
Report of Independent Accountants...............................         2
Financial Statements:
  Statements of Net Assets Available for Plan Benefits at
   December 31, 1993 and 1992...................................       3-4
  Statements of Changes in Net Assets Available for Plan
   Benefits for the years ended December 31, 1993 and 1992......       5-6
  Notes to Financial Statements.................................      7-12
Signature.......................................................        13
Bell Atlantic Master Savings Trust Schedule of Investments--
 December 31, 1993..............................................     S1-S4
EXHIBIT:                                                         EXHIBIT NUMBER
- --------                                                         --------------
Consent of Independent Accountants .............................        24

                       REPORT OF INDEPENDENT ACCOUNTANTS

Vice President--Finance and Controller and Treasurer Bell Atlantic Corporation:

  We have audited the accompanying statements of net assets available for plan benefits of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) (the "Plan") as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended and the accompanying schedule of investments of the Bell Atlantic Master Savings Trust as of December 31, 1993. These financial statements and the accompanying schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the accompanying schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended, and the accompanying schedule of investments of the Bell Atlantic Master Savings Trust (Pages S-1 to S-4) as of December 31, 1993 presents fairly the information included therein, all in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Plan changed its method of accounting for distributions to participants in 1993.

                                          Coopers & Lybrand

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 15, 1994

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1993

                             (DOLLARS IN THOUSANDS)

                                                     .
                                               INTERNATIONAL                                              ESOP
                     BELL ATLANTIC  U.S.EQUITY    EQUITY       U.S.BOND  INTEREST  GOVERNMENT          UNALLOCATED
                        SHARES        INDEX        INDEX       MARKET     INCOME  MONEY MARKET  LOAN     SHARES
                         FUND         FUND*        FUND*     INDEX FUND*   FUND      FUND*      FUND      FUND       TOTAL
      ASSETS:        ------------- ----------- ------------- ----------- -------- ------------ ------- ----------- ----------
Allocated share of
 trust net
 investments
 (Note 4)..........    $811,002      $11,427      $3,491       $4,720    $251,255    $5,816    $24,491  $272,260   $1,384,462
Allocations and
 contributions
 receivable........       6,514           44          27           12         479        15        --        --         7,091
Fund, plan and
 other transfers
 receivable--net...         --            33         283          --          --        --         793       --         1,109
Prepaid expenses...         --           --          --           --          --        --         --        596          596
                       --------      -------      ------       ------    --------    ------    -------  --------   ----------
   Total Assets....     817,516       11,504       3,801        4,732     251,734     5,831     25,284   272,856    1,393,258
                       --------      -------      ------       ------    --------    ------    -------  --------   ----------
   LIABILITIES:
Notes payable (Note
 5)................         --           --          --           --          --        --         --    244,096      244,096
Accrued interest...         --           --          --           --          --        --         --      9,869        9,869
Fund, plan and
 other transfers
 payable--net......         971          --          --            80         658        62        --        --         1,771
Administrative
 expenses payable..         273            6           1            5         244       --         --        --           529
                       --------      -------      ------       ------    --------    ------    -------  --------   ----------
   Total
    Liabilities....       1,244            6           1           85         902        62        --    253,965      256,265
                       --------      -------      ------       ------    --------    ------    -------  --------   ----------
Net assets
 available for Plan
 benefits (Note 3).     816,272       11,498       3,800        4,647     250,832     5,769     25,284    18,891    1,136,993
                       ========      =======      ======       ======    ========    ======    =======  ========   ==========

- -----
* See Note 1

                       See notes to financial statements.

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1992

                             (DOLLARS IN THOUSANDS)

                                                         .
                                                   INTERNATIONAL                                      ESOP
                         BELL ATLANTIC  U.S.EQUITY    EQUITY      U.S.BOND  INTEREST  GOVERNMENT  UNALLOCATED
                            SHARES        INDEX        INDEX       MARKET     INCOME  MONEY MARKET   SHARES
                             FUND         FUND*        FUND*     INDEX FUND*   FUND      FUND*        FUND       TOTAL
        ASSETS:          ------------- ----------- ------------- ----------- -------- ------------ ----------- ----------
Allocated share of
 trust net investments
 (Note 4)..............    $720,868      $7,463       $1,436       $3,998    $256,337    $5,503     $266,109   $1,261,714
Allocations and
 contributions
 receivable............       6,740          74           15           22         614        22          --         7,487
Fund, plan and other
 transfers receivable--
 net...................         --          608           12           74         118        58          --           870
Prepaid expenses.......         --          --           --           --          --        --           695          695
                           --------      ------       ------       ------    --------    ------     --------   ----------
   Total Assets........     727,608       8,145        1,463        4,094     257,069     5,583      266,804    1,270,766
                           --------      ------       ------       ------    --------    ------     --------   ----------
     LIABILITIES:
Notes payable (Note 5).         --          --           --           --          --        --       264,697      264,697
Accrued interest.......         --          --           --           --          --        --        10,919       10,919
Distributions payable..      54,166         257           79          181      18,295       249          --        73,227
Fund, plan and other
 transfers payable--
 net...................         877         --           --           --          --        --           --           877
Administrative expenses
 payable...............         337         --           (2)          (3)          75       (2)          --           405
                           --------      ------       ------       ------    --------    ------     --------   ----------
   Total Liabilities...      55,380         257           77          178      18,370       247      275,616      350,125
                           --------      ------       ------       ------    --------    ------     --------   ----------
Net assets available
 (deficit) for Plan
 benefits (Note 3).....    $672,228      $7,888       $1,386       $3,916    $238,699    $5,336     $ (8,812)  $  920,641
                           ========      ======       ======       ======    ========    ======     ========   ==========

- -----
* See Note 1

                       See notes to financial statements.

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                             (DOLLARS IN THOUSANDS)

                                                   INTERNATIONAL U.S.BOND                                   ESOP
                         BELL ATLANTIC    U.S.        EQUITY      MARKET   INTEREST  GOVERNMENT          UNALLOCATED
                            SHARES       EQUITY        INDEX       INDEX    INCOME  MONEY MARKET  LOAN     SHARES
                             FUND      INDEX FUND*     FUND*       FUND*     FUND      FUND*      FUND      FUND       TOTAL
                         ------------- ----------- ------------- --------- -------- ------------ ------- ----------- ----------
 Net assets available
  (deficit) for Plan
  benefits,
  December 31, 1992 as
  previously reported...  $672,228      $ 7,888      $1,386      $3,916   $238,699    $5,336    $   --    $(8,812)    $920,641
 Cumulative effect of
  accounting change
  (Note 2)..............    54,166          257          79         181     18,295       249        --        --        73,227
                          --------      -------      ------      ------   --------    ------    -------   -------   ----------
 Net assets available
  (deficit) for Plan
  benefits,
  January 1, 1993.......   726,394        8,145       1,465       4,097    256,994     5,585        --     (8,812)     993,868
                          --------      -------      ------      ------   --------    ------    -------   -------   ----------
 Employee
  contributions.........    30,159        2,691         641         716     28,349       874        --        --        63,430
 Employing company
  contributions and
  allocations...........     5,770          --          --          --         --        --         --     24,958       30,728
 Transfer of ESOP
  Shares and
  participants'
  balances--net.........   (10,668)          312       1,336        (195)  (13,230)      (303)    24,940   (22,492)     (20,300)
                           --------      -------      ------      ------   --------    ------    -------   -------   ----------
      Total allocations,
       contributions
       and transfers....    25,261        3,003       1,977         521     15,119       571     24,940     2,466       73,858
 Allocated share of
  Trust investment
  activities (Note 4)...   146,161        1,010         491         398     16,740       177        589    45,790      211,356
                          --------      -------      ------      ------   --------    ------    -------   -------   ----------
      Net additions.....   171,422        4,013       2,468         919     31,859       748     25,529    48,256      285,214
                          --------      -------      ------      ------   --------    ------    -------   -------   ----------
 Less: Distributions to
        participants....    80,420          633         118         349     37,368       546         96       --       119,530
       Interest
        expense.........       --           --          --          --         --        --         --     20,384       20,384
       Amortization of
        capitalized ESOP
        expenses........       --           --          --          --         --        --         --         99           99
       Administrative
        expenses........     1,124           27          15          20        653        18        149        70        2,076
                          --------      -------      ------      ------   --------    ------    -------   -------   ----------
      Total deductions..    81,544          660         133         369     38,021       564        245    20,553      142,089
                          --------      -------      ------      ------   --------    ------    -------   -------   ----------
 Net assets available
  for Plan benefits,
  December 31, 1993
  (Note 3)..............  $816,272      $11,498      $3,800      $4,647   $250,832    $5,769    $25,284   $18,891   $1,136,993
                          ========      =======      ======      ======   ========    ======    =======   =======   ==========

- -----
* See Note 1

                       See notes to financial statements.

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1992

                             (DOLLARS IN THOUSANDS)

                                                          INTERNATIONAL                       GOVERNMENT                ESOP
                    BELL ATLANTIC U.S. EQUITY DIVERSIFIED    EQUITY      U.S. BOND  INTEREST    MONEY    GOVERNMENT  UNALLOCATED
                       SHARES        INDEX      EQUITY        INDEX       MARKET     INCOME     MARKET   OBLIGATIONS   SHARES
                        FUND         FUND*    PORTFOLIO*      FUND*     INDEX FUND*   FUND      FUND*       FUND*       FUND
                    ------------- ----------- ----------- ------------- ----------- --------  ---------- ----------- -----------
Net assets
 available
 (deficit) for Plan
 benefits, December
 31, 1991...........  $618,593      $  --       $1,733       $  --        $  --     $238,530    $  --      $1,093     $(15,497)
                      --------      ------      ------       ------       ------    --------    ------     ------     --------
Employee
 contributions......    39,273       1,561         522          290          369      32,240       604        133          --
Employing company
 contributions and
 allocations........    13,279                                                                                          23,948
Transfer of ESOP
 Shares and
 participants'
 balances--net......    18,915       6,879      (3,067)       1,254        3,644     (10,737)    5,264     (1,542)     (22,755)
                      --------      ------      ------       ------       ------    --------    ------     ------     --------
   Total
    allocations,
    contributions
    and transfers...    71,467       8,440      (2,545)       1,544        4,013      21,503     5,868     (1,409)       1,193
Allocated share of
 Trust investment
 activities (Note
 4).................    77,665        (317)        883          (54)         168      18,227      (231)       328       27,876
                      --------      ------      ------       ------       ------    --------    ------     ------     --------
   Net additions....   149,132       8,123      (1,662)       1,490        4,181      39,730     5,637     (1,081)      29,069
                      --------      ------      ------       ------       ------    --------    ------     ------     --------
Less: Distributions
       to
       participants     94,734         228          68          101          261      39,242       296         11          --
      Interest
       expense......       --          --          --           --           --          --        --         --        22,227
      Amortization
       of
       capitalized
       ESOP expense        --          --          --           --           --          --        --         --           100
      Administrative
       expenses.....       763           7           3            3            4         319         5          1           57
                      --------      ------      ------       ------       ------    --------    ------     ------     --------
       Total
        deductions..    95,497         235          71          104          265      39,561       301         12       22,384
                      --------      ------      ------       ------       ------    --------    ------     ------     --------
Net assets
 available
 (deficit) for Plan
 benefits, December
 31, 1992 (Note 3)..  $672,228      $7,888      $  --        $1,386       $3,916    $238,699    $5,336     $  --      $ (8,812)
                      ========      ======      ======       ======       ======    ========    ======     ======     ========
                     TOTAL
                    ---------
Net assets
 available
 (deficit) for Plan
 benefits, December
 31, 1991...........  $844,452
                      --------
Employee
 contributions......    74,992
Employing company
 contributions and
 allocations........    37,227
Transfer of ESOP
 Shares and
 participants'
 balances--net......    (2,145)
                      --------
   Total
    allocations,
    contributions
    and transfers...   110,074
Allocated share of
 Trust investment
 activities (Note
 4).................   124,545
                      --------
   Net additions....   234,619
                      --------
Less: Distributions
       to
       participants.   134,941
      Interest
       expense......    22,227
      Amortization
       of
       capitalized
       ESOP expenses       100
      Administrative
       expenses.....     1,162
                      --------
   Total
    deductions......   158,430
                      --------
Net assets
 available
 (deficit) for Plan
 benefits, December
 31, 1992 (Note 3)..  $920,641
                      ========

- ----------
* See Note 1

                       See notes to financial statements.

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN

  The following description of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) (the "Plan" or "BASSP") provides only general information on the Plan's provisions as of December 31, 1993. Participants should refer to the Benefits Handbook, Plan document and prospectus for a more complete description of the Plan's provisions.

  The Plan is a defined contribution plan covering all regular non-salaried employees of Bell Atlantic Corporation ("Bell Atlantic") and its participating subsidiaries. Prior to May 1, 1993, employees who had at least one year of service were eligible to make tax-deferred or after-tax contributions to the Plan. Effective May 1, 1993, employees are immediately eligible to make tax-deferred or after-tax contributions to the Plan at date of hire. Employees also become eligible for employer matching contributions upon completion of one year of service. The Plan includes an employee stock ownership plan ("ESOP") which obtained loans to purchase Bell Atlantic shares that are being allocated to participant accounts in the form of employer matching contributions based upon the loan repayment schedule. Depending on the value of Bell Atlantic shares from time to time, the ESOP may fund more or less than all of the required matching contributions in a given calendar year. In the event of a shortfall, Bell Atlantic and its participating subsidiaries make additional employer matching contributions to the Plan. Any surplus is allocated in equal amounts to the Plan accounts of participants who, as of the last day of the year, are active employees of Bell Atlantic and its participating subsidiaries, and have account balances under the Plan.

  Eligible employees may authorize basic contributions of $5 to $45 per week, which is as much as 5% to 7% of the basic weekly rate, and supplementary contributions up to an amount which, when added to the basic contribution, is not more than 16% of the employee's weekly rate. Bell Atlantic makes employer matching contributions in an amount generally equal to 66 2/3% of basic contributions. One participating subsidiary makes employer matching contributions equal to 37 1/2% of basic contributions. Participants may invest their contributions in a Bell Atlantic Shares Fund, a U.S. Equity Index Fund, an International Equity Index Fund, a U.S. Bond Market Index Fund, an Interest Income Fund or a Government Money Market Fund. Employer matching contributions are invested only in the Bell Atlantic Shares Fund.

  The Plan provides for 100% vesting of employer matching contributions upon attaining three years of service. A terminated employee's unvested employer matching contributions are forfeited and offset against the participating companies' obligation to make subsequent contributions to the Plan.

  Effective April 30, 1992, the Diversified Equity Portfolio ("DEP") and Government Obligations Fund ("GOF") were eliminated as investment options under the Plan and replaced by the U.S. Equity Index Fund ("USEF") and Government Money Market Fund ("GMMF"), respectively. The Plan concurrently introduced two new investment options, the U.S. Bond Market Index Fund ("BNDF") and the International Equity Index Fund ("INTF"), and changed the name of the Guaranteed Interest Fund ("GIF") to the Interest Income Fund ("IIF"). Participants were provided with a special opportunity to redirect both their investment balances and future contributions as a result of these changes. Participants who did not make transfer elections for their DEP or GOF balances had those assets transferred to the USEF and GMMF, respectively, effective April 30, 1992.

  Effective April 1, 1993, the Plan includes an employee loan provision authorizing participants to borrow an amount from their vested account balances in the Plan. Loans are generally repaid by payroll deductions. The repayment period for loans generally will not be less than one year nor more than fifteen years. Each loan will bear interest at a rate established by the Treasurer of Bell Atlantic based upon market interest rates as set forth in the Plan.

  Certain administrative expenses of the Plan and ESOP (Non-Salaried Employees) Trust (the "Trust") are charged to the Plan and are therefore reflected in the earnings of the investment fund to which the expenses relate. Expenses of the Plan and Trust attributable to the operations of the ESOP are charged against the ESOP unallocated shares account, which has no affect on the earnings in participants' accounts.

  Although is has not expressed any intent to do so, Bell Atlantic has the right under the Plan to discontinue all employer matching contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

2. ACCOUNTING POLICIES

  The values of Master Trust investments are determined as follows: Bell Atlantic shares and other equity securities traded on a national stock exchange are valued on the basis of the last published sales prices per share on December 31, 1993 and 1992 as reported on the composite tape or, if no sales were made on that date, at the last published sales prices on the next preceding day on which sales were made; U.S. Government and other fixed income securities are valued by the Trustee at fair value based on current market yields for investments with similar characteristics such as maturity, coupon, and quality as determined by an independent source; securities traded in the over-the-counter market and listed securities for which no sales were reported on the valuation date, are valued at the reported bid price; units in the USEF, the INTF, and the BNDF are valued on the basis of net asset values provided by the investment managers pursuant to contractually specified methodologies which are similar to the aforementioned procedures for equity and fixed income investments; and temporary cash investments are valued at cost which approximates fair value. The contracts with the insurance companies and commercial banks included in the IIF are valued at contract value which approximates fair value.

  Purchases and sales of securities are reflected as of the trade date. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

  The Plan presents in the Statement of Changes in Net Assets Available for Plan Benefits its allocated share of Trust investment activities which includes net appreciation (depreciation) in the fair value of its investments. Net appreciation (depreciation) in the fair value of investments consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

  Prepaid expenses incurred in connection with the formation of the ESOP are being amortized over 10 years on a straight-line basis. These expenses include debt placement costs and legal fees associated with the placement of the ESOP debt.

  In 1993, the Plan adopted the provisions of the AICPA Audit and Accounting Guide, "AUDITS of EMPLOYEE BENEFIT PLANS," requiring that amounts allocated to withdrawing participants not be reported as a liability on the statement of net assets available for plan benefits. As a result, the Plan recorded a cumulative effect adjustment at the beginning of 1993 of $73,227,000. This represents the amounts allocated to withdrawing participants but not yet paid at December 31, 1992. Prior year's financial statements were not restated.

3. EMPLOYEE INTEREST IN THE PLAN

  The interest of an employee in each type of investment of the Plan is represented by units as described in the Plan document. The number of employees participating in each investment option, the number of units and the values per unit at December 31, were as follows:

                                       1993                             1992
                         -------------------------------- ---------------------------------
                           NUMBER OF     NUMBER    VALUE    NUMBER OF     NUMBER     VALUE
                           EMPLOYEES       OF       PER     EMPLOYEES       OF        PER
                         PARTICIPATING    UNITS     UNIT  PARTICIPATING    UNITS     UNIT
                         ------------- ----------- ------ ------------- ----------- -------
Bell Atlantic Shares
 Fund...................    41,866     168,981,473 4.8068    43,872     161,386,330 $4.1653
U.S. Equity Index Fund..     3,270       7,726,805 1.4852     2,721       5,898,672  1.3373
International Equity
 Index Fund.............     1,437       3,023,119 1.2549       914       1,433,683  0.9673
U.S. Bond Index Market
 Fund...................     1,711       3,918,074 1.1844     1,337       3,614,087  1.0836
Interest Income Fund....    28,460      58,433,065 4.2625    30,642      59,828,322  3.9897
Government Money Market
 Fund...................     1,978       4,811,399 1.1959     1,741       4,569,522  1.1677
Loan Fund...............     5,460             --     --        --              --      --

  At December 31, 1993, 35,872 participants were actively contributing to the Plan; 10,130 participants were not actively contributing to the Plan. The total number of participants in the Plan was less than the sum of the number of participants shown in the schedule above because many participants were invested in more than one fund.

4. INTEREST IN BELL ATLANTIC MASTER SAVINGS TRUST

  Effective January 1, 1991, certain assets of the BASSP were commingled for investment purposes in the Master Trust with the assets of the Bell Atlantic Savings Plan for Salaried Employees ("BASP").

 BASSP'S SHARE OF MASTER TRUST NET ASSETS

  The Plan's allocated share of the Master Trust's net assets is based upon the total of each individual Plan participant's share of the Master Trust. The allocated share of the net assets of each fund in the Master Trust at December 31 was as follows:

                                                                   1993   1992
                                                                   -----  -----
     ESOP Unallocated Shares Fund (for the BASSP)................. 100.0% 100.0%
     ESOP Unallocated Shares Fund (for the BASP)..................   --     --
     Bell Atlantic Shares Fund (for the BASSP).................... 100.0% 100.0%
     Bell Atlantic Shares Fund (for the BASP).....................   --     --
     U.S. Equity Index Fund.......................................   4.8%   3.6%
     International Equity Index Fund..............................   9.2%  11.7%
     U.S. Bond Market Index Fund..................................  11.1%  10.8%
     Interest Income Fund (for the BASSP)......................... 100.0% 100.0%
     Interest Income Fund (for the BASP)..........................   --     --
     Government Money Market Fund.................................   6.0%   5.0%
     Loan Fund (for the BASSP)....................................   100%   --
     Loan Fund (for the BASP).....................................   --     --

  At December 31, the financial position of the Master Trust was as follows:

                                                           1993        1992
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
ASSETS:
 Investments at fair value:
   ESOP Unallocated Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............ $   263,646 $   257,590
    Temporary cash investments.........................       7,915       8,518
   ESOP Unallocated Shares Fund--BASP:
    Bell Atlantic Corporation common shares............     420,812     411,145
    Temporary cash investments.........................      13,675      13,498
   Bell Atlantic Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............     805,178     707,245
    Temporary cash investments.........................      11,810       8,859
   Bell Atlantic Shares Fund--BASP:
    Bell Atlantic Corporation common shares............     960,455     814,356
    Temporary cash investments.........................      11,038       4,168
   U.S. Equity Index Fund:
    Fund shares........................................     235,911     200,157
    Temporary cash investments.........................       3,039       7,127
   International Equity Index Fund:
    Fund shares........................................      37,461      11,594
    Temporary cash investments.........................         105         641
   U.S. Bond Market Index Fund:
    Fund shares........................................      42,842      35,454
    Temporary cash investments.........................          40       1,634
   Interest Income Fund--BASSP:
    Contracts with insurance companies and commercial
     banks.............................................     240,864     254,723
    Temporary cash investments.........................      10,672         --
   Interest Income Fund--BASP:
    Contracts with insurance companies and commercial
     banks.............................................     530,588     508,823
    Temporary cash investments.........................       2,203         --
   Government Money Market Fund:
    Temporary cash investments.........................      97,958     109,753
   Loan Fund--BASP:
    Loans receivable from participants.................      45,769      36,648
   Loan Fund--BASSP:
    Loans receivable from participants.................      24,491         --
                                                        ----------- -----------
      Total investments................................   3,766,472   3,391,933
   Receivables:
    Dividends and interest income......................       6,617       5,366
    Receivables for investments sold...................       2,801       8,718
                                                        ----------- -----------
      Total assets.....................................   3,775,890   3,406,017
LIABILITIES:
   Payable for investments purchased...................      19,779         --
                                                        ----------- -----------
      Net investments..................................  $3,756,111  $3,406,017
                                                        =========== ===========
 Investments at cost: .................................  $3,023,806 $ 2,958,112
                                                        =========== ===========

See Schedule I, Bell Atlantic Master Savings Trust Schedule of Investments.

  The Plan's principal financial instrument subject to credit risk is the investment in the Master Trust. The Master Trust consists of separate investment funds, as defined by the Plan, with different investment objectives. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The schedule of investments depicts the types of investments and their proportionate share of each investment fund.

 BASSP'S SHARE OF MASTER TRUST INVESTMENT ACTIVITIES.

  The Plan's allocated share of Master Trust investment activities is based upon the total of each individual Plan participant's share of the Master Trust investment activities during the years ended December 31, 1993 and 1992.

  The Master Trust's investment activities for the year ended December 31 was as follows:

                                                          1993        1992
                                                       ----------- -----------
                                                       (DOLLARS IN THOUSANDS)
     Investment Activities:
       Dividends on Bell Atlantic Corporation common
        shares:
        Non-ESOP shares............................... $    76,824 $    74,801
        ESOP shares...................................      33,446      35,697
       Other dividends................................       7,085       5,341
       Interest Income Fund (BASP) income.............      35,991      35,922
       Interest Income Fund (BASSP) income............      16,740      18,228
       Other interest.................................      11,569      11,105
       Net appreciation in value of investments.......     350,526     136,125
                                                       ----------- -----------
           Net investment activities.................. $   532,181    $317,219
                                                       =========== ===========
     Allocated share of net investment activities:
       BASP........................................... $   320,825    $192,674
       BASSP..........................................     211,356     124,545

  The value per share of Bell Atlantic common stock increased from $51.25 at December 31, 1992 to $59.38 at December 31, 1993. This represents a 15.85% increase in the value per share. At December 31, 1993, approximately 59% of BASSP assets and 41% of BASP assets were invested in the Bell Atlantic Shares Funds. Between January 1 and April 15, 1994, Bell Atlantic common stock closing prices have ranged from $49.63 to $58.63 per share.

  During 1993 and 1992, the Plan purchased 76,866 and 347,500 shares of Bell Atlantic common stock for $4,424,000 and $16,124,000, respectively, directly from Bell Atlantic. In addition, during 1993, the participating employing companies transferred 159,800 shares of Bell Atlantic common stock, valued at $8,776,000, to the Plan for employing company matching allocations to employee accounts.

5. LEVERAGED ESOP NOTES PAYABLE

  The Leveraged ESOP notes payable bear an 8.17% interest rate subject to adjustment (maximum 10.25% and minimum 6.77%) due to changes in the Federal income tax rate or changes in the Federal law regarding the alternative minimum tax. Interest and principal payments are guaranteed by Bell Atlantic and are due on January 1 and July 1 of each year; principal payments began July 1, 1990.

  The outstanding principal is payable in amounts ranging from 6.77% to 16.3% of the original amount ($304.3 million) from 1993 to 1999, respectively. The final payment will be made on January 1, 2000. The principal amounts under the notes are due as follows (in thousands):

            1994.................................... $ 24,032
            1995....................................   28,299
            1996....................................   32,974
            1997....................................   38,097
            1998....................................   43,713
           Thereafter...............................   76,981
                                                     --------
                                                     $244,096
                                                     ========

  The fair value of the Leveraged ESOP notes payable is based on quoted market prices for the same or similar instruments. As of December 31, 1993, the carrying amount and the estimated fair value of the notes payable were:

                                                          CARRYING      FAIR
                                                           AMOUNT       VALUE
                                                         -----------------------
                                                         (DOLLARS IN THOUSANDS)
     BASP...............................................    $389,606    $435,034
     BASSP..............................................     244,096     272,557
                                                         ----------- -----------
                                                            $633,702    $707,591
                                                         =========== ===========

6. TAX DETERMINATION

   On May 12, 1990, the Internal Revenue Service issued a ruling that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is exempt from Federal income taxes under Section 501(a) of the Code and that the ESOP portion of the Plan qualifies as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

7. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

   The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                                 1993
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
     Net assets available for benefits per the
      financial statements.............................       $1,136,993
     Amounts allocated to withdrawing participants.....           (5,832)
                                                              ----------
     Net assets available for benefits per the Form
      5500.............................................       $1,131,161
                                                              ==========

  The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                   1993
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Benefits paid to participants per the financial
      statements........................................         $119,530
     Add: Amounts allocated to withdrawing
      participants at December 31, 1993.................            5,832
     Less: Amounts allocated to withdrawing
      participants at December 31, 1992.................          (73,227)
                                                                 --------
     Benefits paid to participants per the Form 5500....         $ 52,135
                                                                 ========

  Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE BELL ATLANTIC CORPORATE EMPLOYEES' BENEFITS COMMITTEE HAS DULY CAUSED THIS ANNUAL REPORT TO BE SIGNED BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    Bell Atlantic Savings and Security Plan
                                            (Non-Salaried Employees)

Date: April 28, 1994

                                            /s/ Barbara L. Connor
                                    By__________________________________
                                                BARBARA L. CONNOR
                                          (Member of the Bell Atlantic
                                           Corporate Employees' Benefits
                                                        Committee)

                                                                      SCHEDULE I
                       BELL ATLANTIC MASTER SAVINGS TRUST
                            SCHEDULE OF INVESTMENTS
                             (DOLLARS IN THOUSANDS)

                                                                   DECEMBER 31, 1993
                                                      --------------------------------------------
                                                       NUMBER OF
                                                       SHARES OR
                                                       PRINCIPAL                           FAIR
       NAME OF ISSUER AND TITLE OF ISSUE                AMOUNT               COST          VALUE
       ---------------------------------              -----------           --------      --------

  ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYE
*Bell Atlantic Corporation Common Shares--96.8%....      7,102,308 shs.      $329,660      $420,812
 Temporary Cash Investments--3.2%..................    $    13,675             13,675        13,675
                                                                             --------      --------
            Total..................................                           343,335       434,487
                                                                             --------      --------

      ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
*Bell Atlantic Corporation Common Shares--97.1%....      4,449,725 shs.       206,539       263,646
 Temporary Cash Investments--2.9%..................    $     7,915              7,915         7,915
                                                                             --------      --------
            Total..................................                           214,454       271,561
                                                                             --------      --------
  BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--98.9%....     16,210,215 shs.       658,252       960,455
 Temporary Cash Investments--1.1%..................    $    11,038             11,038        11,038
                                                                             --------      --------
            Total..................................                           669,290       971,493
                                                                             --------      --------
       BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
*Bell Atlantic Corporation Common Shares--98.6%....     13,589,491 shs.       547,143       805,178
 Temporary Cash Investments--1.4%..................    $    11,810             11,810        11,810
                                                                             --------      --------
            Total..................................                           558,953       816,988
                                                                             --------      --------

                             U.S. EQUITY INDEX FUND
Pooled Common Stock--98.3%
  *Mellon E.B. Russell 1000 Index Fund.............        888,150 shs.       183,147       207,514
   Mellon E.B. Russell 2000 Index Fund.............        105,158             16,492        21,150
   E.B. Daily Opening Stock Index Fund.............         62,914              6,971         7,247
                                                                             --------      --------
                                                                              206,610       235,911
                                                                             --------      --------
Temporary Cash Investments--1.7%
   BT Pyramid Government Securities Cash Fund......    $     2,175              2,175         2,175
   Mellon Capital Short Term Fund..................    $       864                864           864
                                                                             --------      --------
            Total..................................                           209,649       238,950
                                                                             --------      --------

                        INTERNATIONAL EQUITY INDEX FUND
Pooled Common Stock--99.7%
   International Stock Performance Index...........        165,137 shs.         1,853         1,844
   State Street Bank--Australia....................         60,071                872           993
   State Street Bank--Austria......................         25,221                550           635
   State Street Bank--Belgium......................         38,620                595           668
   State Street Bank--Denmark......................         21,317                395           435
   State Street Bank--Finland......................         39,957                260           378

                                                                      SCHEDULE I

                                                        DECEMBER 31, 1993
                                                    ------------------------------
                                                    NUMBER OF
                                                    SHARES OR
                                                    PRINCIPAL               FAIR
         NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT         COST    VALUE
         ---------------------------------          ---------      ------- -------
                     INTERNATIONAL EQUITY INDEX FUND--(CONTINUED):

  State Street Bank--France........................   196,010 shs.  $3,993  $4,407
  State Street Bank--Germany.......................   290,811        5,508   6,270
  State Street Bank--Hong Kong.....................     8,425          266     454
  State Street Bank--Ireland.......................    13,388          137     150
  State Street Bank--Italy.........................   299,867        3,291   3,383
  State Street Bank--Japan......................... 1,135,192        8,613   9,469
  State Street Bank--Malaysia......................    19,886          244     338
  State Street Bank--Netherland....................    44,428          897   1,061
  State Street Bank--New Zealand...................    12,539          114     156
  State Street Bank--Norway........................    21,791          319     358
  State Street Bank--Singapore.....................     5,938          141     198
  State Street Bank--Spain.........................   158,020        1,565   1,694
  State Street Bank--Sweden........................    43,350          673     733
  State Street Bank--Switzerland...................    37,966          630     831
  State Street Bank--United Kingdom................   148,635        2,712   3,006
                                                                    ------- -------
                                                                    33,628  37,461
                                                                    ------- -------
Temporary Cash Investments--0.3%
  BT Pyramid Government Securities Cash Fund....... $     105          105     105
                                                                    ------- -------
      Total........................................                 33,733  37,566
                                                                    ------- -------

                          U.S. BOND MARKET INDEX FUND
Bond Funds--99.9%
  U.S. Debt Index Fund............................. 2,018,205 shs.  39,327  40,264
  Daily U.S. Debt Market Fund......................   219,239        2,480   2,578
                                                                   ------- -------
                                                                    41,807  42,842
                                                                   ------- -------
Temporary Cash Investments--0.1%
  BT Pyramid Government Securities Cash Fund....... $      40           40      40
                                                                   ------- -------
      Total .......................................                 41,847  42,882
                                                                   ------- -------

    INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
+Contracts with Insurance Companies and Commercial
 Banks--99.6%......................................
  American Int'l Life Assurance, 5.25% Maturing
   4/1/98.......................................... $  13,738      $13,738 $13,738
  American Int'l Life Assurance, 5.41% Maturing
   7/1/96..........................................    10,818       10,818  10,818
  Connecticut General Life Ins. Co., 6.48% Maturing
   12/31/94........................................     2,386        2,386   2,386
  Continental Assurance, 5.30% Maturing 10/1/95....    26,084       26,084  26,084
  Continental Assurance, 8.75% Maturing 4/1/96.....    19,852       19,852  19,852
  The Hartford Life Ins. Co., 8.72% Maturing
   7/1/95..........................................    75,282       75,282  75,282
  John Hancock Mutual Life Ins. Co., 5.45% Maturing
   4/1/96..........................................    35,655       35,655  35,655
  John Hancock Mutual Life Ins. Co., 6.34% Maturing
   10/1/95.........................................    16,942       16,942  16,942

                                                                      SCHEDULE I

                                                            DECEMBER 31, 1993
                                                        -------------------------
                                                        NUMBER OF
                                                        SHARES OR
                                                        PRINCIPAL          FAIR
             NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT    COST    VALUE
             ---------------------------------          --------- ------- -------
INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES--(CONTINUED):


  Metropolitan Life Ins. Co., 5.58% Maturing 1/1/98....  15,302    15,302  15,302
  Metropolitan Life Ins. Co., 6.47% Maturing 4/1/98....  41,768    41,768  41,768
  Metropolitan Life Ins. Co., 8.29% Maturing 10/1/94...   4,463     4,463   4,463
  Metropolitan Life Ins. Co., 5.08% Maturing 1/1/97....  25,823    25,823  25,823
 #The Mutual Benefit Life Ins. Co., 3.0% no maturity
   date................................................   6,454     6,454   6,454
  Principal Mutual Life Ins. Co., 5.10% Maturing
   1/1/97..............................................  15,258    15,258  15,258
  Principal Mutual Life Ins. Co., 5.90% Maturing
   9/30/97.............................................  31,541    31,541  31,541
  Principal Mutual Life Ins. Co., 7.84% Maturing
   3/31/96.............................................  24,580    24,580  24,580
  Provident Nat'l Assurance, 5.12% Maturing 1/2/97.....  30,369    30,369  30,369
  Provident Nat'l Assurance, 4.59% Maturing 4/1/97.....  28,010    28,010  28,010
  Provident Nat'l Assurance, 7.07% Maturing 10/1/94....  14,112    14,112  14,112
  The Prudential Ins. Co. of America, 9.06% Maturing
   10/1/96.............................................  43,403    43,403  43,403
  The Prudential Ins. Co. of America, 8.08% Maturing
   4/1/97..............................................  27,805    27,805  27,805
  Union Bank of Switzerland, 6.96% Maturing 1/2/95.....  20,943    20,943  20,943
                                                                  ------- -------
                                                                  530,588 530,588
                                                                  ------- -------
  Temporary Cash Investments--0.4%
   BT Pyramid Government Securities Cash Fund..........  $2,203     2,203   2,203
                                                                  ------- -------
      Total............................................           532,791 532,791
                                                                  ------- -------

         INTEREST INCOME FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
+Contracts with Insurance Companies and Commercial
 Banks--95.8%
  American Int'l Life Assurance, 5.25% Maturing 4/1/98.  $6,404   $ 6,404 $ 6,404
  Allstate Insurance Co., 5.85% Maturing 4/1/94........   7,785     7,785   7,785
  Bankers Trust (Delaware), 8.88% Maturing 10/1/95.....  17,878    17,878  17,878
  Continental Assurance, 5.26% Maturing 10/2/95........  14,900    14,900  14,900
  Continental Assurance, 8.75% Maturing 7/1/96.........   6,105     6,105   6,105
  John Hancock Mutual Life Ins. Co., 5.21% Maturing
   4/1/96..............................................  16,886    16,886  16,886
  John Hancock Mutual Life Ins. Co., 6.12% Maturing
   7/1/95..............................................   7,649     7,649   7,649
  Metropolitan Life Ins. Co., 6.47% Maturing 4/1/98....  17,417    17,417  17,417
  Metropolitan Life Ins. Co., 8.26% Maturing 10/1/94...   3,111     3,111   3,111
  Metropolitan Life Ins. Co., 5.04% Maturing 1/1/97....  13,519    13,519  13,519
  New York Life, 5.35% Maturing 7/1/96.................  12,220    12,220  12,220
  New York Life, 5.05% Maturing 4/1/97.................   5,671     5,671   5,671
  Principal Mutual Life Ins. Co., 5.90% Maturing
   10/1/97.............................................  18,625    18,625  18,625
  Principal Mutual Life Ins. Co., 5.20% Maturing
   3/31/97.............................................  11,235    11,235  11,235
  Principal Mutual Life Ins. Co., 7.84% Maturing
   3/31/96.............................................   6,269     6,269   6,269
  Provident Nat'l Assurance, 8.49% Maturing 7/1/95.....  10,565    10,565  10,565
  Provident Nat'l Assurance, 4.62% Maturing 7/1/97.....  15,913    15,913  15,913
  Provident Nat'l Assurance, 5.10% Maturing 4/1/97.....   7,421     7,421   7,421

                                                                      SCHEDULE I

                                                                    DECEMBER 31, 1993
                                                          ------------------------------------

                                                          NUMBER OF
                                                          SHARES OR
                                                          PRINCIPAL                       FAIR
        NAME OF ISSUER AND TITLE OF ISSUE                 AMOUNT          COST           VALUE
        ---------------------------------                 --------        ----           -----
   INTEREST INCOME FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN--(CONTINUED):

  The Prudential Ins. Co. of America, 6.95% Maturing
   10/1/94.............................................     8,389          8,389          8,389
  The Prudential Ins. Co. of America, 8.10% Maturing
   7/1/96..............................................    19,485         19,485         19,485
  Union Bank of Switzerland, 6.96% Maturing 1/1/95.....    13,417         13,417         13,417
                                                                         -------        -------
                                                                         240,864        240,864
                                                                         -------        -------
Temporary Cash Investments--4.2%
 BT Pyramid Government Securities Cash Fund............   $10,672         10,672         10,672
                                                                         -------        -------
      Total............................................                  251,536        251,536
                                                                         -------        -------

                          GOVERNMENT MONEY MARKET FUND

Temporary Cash Investments--100.0%
  BT Pyramid Government Securities Cash Fund......        $97,958     $   97,958     $   97,958
                                                                      ----------     ----------
      Total.......................................                        97,958         97,958
                                                                      ----------     ----------
          LOAN FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
Participant Loan Obligations--6.25% to 12.0%......                    $   45,769     $   45,769
                                                                      ----------     ----------
      Total Loan Fund.............................                        45,769         45,769
                                                                      ----------     ----------
               LOAN FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
Participant Loan Obligations--6.66% to 7.0%.......                    $   24,491     $   24,491
                                                                      ----------     ----------
      Total Loan Fund.............................                        24,491         24,491
                                                                      ----------     ----------
      Grand Total.................................                    $3,023,806     $3,766,472
                                                                      ----------     ----------

- --------
* Investment represents 5% or more to the net investments of the Master Trust.

+ Under these contracts the respective insurance companies and commercial banks contractually agree to the repayment of principal and the crediting of interest. The composite effective annual interest rate earned on all contracts in 1993, net of third party expenses and after the effect of cash flows, was 7.0% for the BASP and 6.9% for the BASSP. Each quarter a projected annualized interest rate is computed for the BASP and BASSP. The actual yield may vary from the projected interest rate depending upon the rates for new contracts that have been added to the Funds, actual interest earned, payment performance of contract issuers, the timing of cash flows into and out of the Funds, and the timing of the investment of those cash flows.

# See Note 4.

Percentages represent percentage of total investments of each fund.